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EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

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SUBSCRIPTION AGREEMENT

Name of Investor: __________________

Chris Wiley

President

Wiley Area Development LLC d/b/a Tasty Equity

572 Breckenridge Way

Beavercreek, OH 45430

Re: Wiley Area Development LLC d/b/a Tasty Equity

Offering of up to $5,000,000.00 through the sale of

1,000,000 Class B Units (the “Units”)

1. Subscription. The undersigned hereby tenders this subscription and applies to purchase the number of Class B Units in Wiley Area Development LLC d/b/a Tasty Equity, an Ohio Limited Liability Company (the “Company”) indicated below, pursuant to the terms of this Subscription Agreement. The purchase price of each Class B Unit is Five Dollars and No Cents ($5.00) payable in cash in full upon subscription. The undersigned further sets forth statements upon which you may rely to determine the suitability of the undersigned to purchase the Units. The undersigned understands that the Units are being offered pursuant to the Offering Circular (the “Offering Circular”). In connection with this subscription, the undersigned represents and warrants that the personal, business and financial information provided to the Company along with this Subscription Agreement and/or through any online website is complete and accurate, and presents a true statement of the undersigned’s financial condition.

2. Representations and Understandings. The undersigned hereby makes the following representations, warranties and agreements and confirms the following understandings:

(i) The undersigned has received a copy of the Offering Circular, has read and reviewed it carefully, and has had an opportunity to question representatives of the Company and to obtain such additional information concerning the Company as the undersigned requested. All questions of the undersigned have been satisfactorily answered prior to making this investment.

(ii) The undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the undersigned’s investment, and to make an informed decision relating thereto; or the undersigned has utilized the services of his, her or its financial advisor or other investment representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the undersigned’s investment, and to make an informed decision relating thereto.

(iii) The undersigned has evaluated the risks of this investment in the Company, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for him, her or it. The undersigned has adequate financial resources for an investment of this character, and at this time could bear a complete loss of this investment. The

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undersigned understands that any projections or other forward-looking statements that were made in the Offering Circular or otherwise provided to the undersigned are mere estimates and may not reflect the actual results of the Company’s operations. The undersigned understands that the Use of Proceeds made in the Offering Circular are estimates, are not binding, and are subject to the Company’s discretion, and may not reflect the actual use of proceeds by the Company of the funds they receive from this Offering and from your investment.

(iv) The undersigned understands that the Units are not being registered under the Securities Act of 1933, as amended (the "1933 Act") on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the 1933 Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the undersigned's representations and warranties, and those of the other purchasers of Units.

(v) The undersigned understands that the Units are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Units are “covered securities” under the National Securities Market Improvement Act of 1996 and/or are exempt from such registration under Regulation A. The undersigned understands that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned’s representations and warranties and those of other purchasers of Units. The undersigned covenants not to sell, transfer or otherwise dispose of a Unit unless such Unit has been registered under the applicable state securities laws, or an exemption from registration is available.

(vi) The amount of this investment by the undersigned does not exceed 10% of the greater of the undersigned's net worth, not including the value of his/her primary residence, or his/her annual income in the prior full calendar year, as calculated in accordance with Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, unless the undersigned is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, or is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of net worth, annual income or criteria for being an "accredited investor."

(vii) The undersigned has no need for any liquidity in this investment and is able to bear the economic risk of this investment for an indefinite period of time. The undersigned has been advised and is aware that: (a) there is no public market for the Units and a public market for the Units may not develop; (b) it may not be possible to liquidate this investment readily; and (c) the Units have not been registered under the Securities Act of 1933 and applicable state law and an exemption from registration for resale may not be available.

(viii) All contacts and contracts between the undersigned and the Company regarding the offer and sale to him of Units have been made within the state or jurisdiction indicated below his, her or its signature on the signature page of this Subscription Agreement and the undersigned is a resident of such state or jurisdiction.

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(ix) The undersigned has relied solely upon the Offering Circular and independent investigations made by him or her or his or her representatives and advisors with respect to the Units subscribed for herein, and no oral or written representations beyond the Offering Circular have been made to the undersigned or relied upon by the undersigned by the Company, its representatives or assigns, or any other person or entity.

(x) The undersigned agrees not to transfer or assign this subscription or any interest therein.

(xi) The undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, the undersigned is not entitled to withdraw, terminate or revoke this subscription.

(xii) If the undersigned is a partnership, corporation, limited liability company or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Units. This Subscription Agreement and all other documents executed in connection with this subscription for Units are valid, binding and enforceable agreements of the undersigned.

(xiii) The undersigned meets any additional suitability standards and/or financial requirements that may be required in the jurisdiction in which he, she or it resides, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and is not a minor. The undersigned has read the section of the Offering Circular entitled “Investor Eligibility Standards” and hereby agrees to comply with all requirements of the USA PATRIOT Act and all other know-your-customer and anti-money-laundering laws and regulations. Furthermore, the undersigned hereby makes the representations set out in paragraphs (1) – (4) of the section of the “Investor Eligibility Standards” of the Offering Circular.

(xiv) The undersigned consents to, and agrees to be bound by all the terms of the Amended and Restated Operating Agreement of the Company, including but not limited to, any restrictions on voting rights and/or any transfer restrictions contained in said Amended and Restated Operating Agreement.

3.Bank arrangements. Payment for the Units shall be received by __________ Bank from the undersigned by transfer of immediately available funds or other means approved by the Company at least two days prior to the applicable closing, in the amount as set forth on the signature page hereto. Upon such closing, __________ Bank shall release such funds to the Company.

4. Issuer-Directed Offering; No Underwriter. The undersigned understands that the offering is being conducted by the Company directly (issuer-directed) and the Company has not engaged a selling agent such as an underwriter or placement agent. The undersigned acknowledges and agrees that Cuttone & Co., LLC has been engaged to serve as an accommodating broker-dealer and to provide certain technology and transaction facilitation. Cuttone & Co., LLC is not participating as an underwriter. The undersigned acknowledges that Cuttone & Co., LLC has neither solicited your investment in the Company, recommended the Units, provided any advice,

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including investment advice, nor is Cuttone & Co., LLC distributing the Offering Circular or making any oral representations concerning the offering. Cuttone & Co., LLC has not and will not conduct extensive due diligence of this offering and the undersigned should not rely on Cuttone & Co., LLC's involvement in this offering as any basis for a belief that it has done extensive due diligence.

5.Foreign Investors. If the undersigned is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the undersigned hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Units. The undersigned’s subscription and payment for and continued beneficial ownership of the Units will not violate any applicable securities or other laws of the undersigned’s jurisdiction.

6.Valuation. The undersigned acknowledges that the price of the Units was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. The undersigned further acknowledges that future offerings of securities by the Company may be made at lower valuations, with the result that the undersigned’s investment will bear a lower valuation.

7. Indemnification. The undersigned hereby agrees to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, managers, broker-dealers, placement agents, Unitholders and other agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of the undersigned’s representations and warranties herein or otherwise being untrue or inaccurate, or because of a breach of this agreement by the undersigned. The undersigned hereby further agrees that the provisions of Section 7 of this Subscription Agreement will survive the sale, transfer or any attempted sale or transfer of all or any portion of the Units. The undersigned hereby grants to the Company the right to setoff against any amounts payable by the Company to the undersigned, for whatever reason, of any and all damages, costs and expenses (including, but not limited to, reasonable attorney’s fees) which are incurred by the Company or any of its affiliates as a result of matters for which the Company is indemnified pursuant to Section 7 of this Subscription Agreement.

8.Taxpayer Identification Number/Backup Withholding Certification. Unless a subscriber indicates to the contrary on the Subscription Agreement, he, she or it will certify that his taxpayer identification number is correct and, if not a corporation, IRA, Keogh, or Qualified Trust (as to which there would be no withholding), he is not subject to backup withholding on interest or dividends. If the subscriber does not provide a taxpayer identification number certified to be correct or does not make the certification that the subscriber is not subject to backup withholding, then the subscriber may be subject to twenty-eight percent (28%) withholding on interest or dividends paid to the holder of the Units.

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9. Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Ohio. The exclusive venue for any legal action under this Agreement will be in the proper forum in the State of Ohio. This clause does not apply to claims brought to enforce any duty or liability created by the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

10. Acknowledgement of Risks Factors. The undersigned has carefully reviewed and thoroughly understands the risks associated with an investment in the Units as described in the Offering Circular. The undersigned acknowledges that this investment entails significant risks.

The undersigned has (have) executed this Subscription Agreement on this _______ day of ____________, 20_____, at ______________.

SUBSCRIBER

_____________________________________

Signature

_____________________________________

(Print Name of Subscriber)

_____________________________________

(Street Address)

_____________________________________

(City, State and Zip Code)

_____________________________________

(Social Security or Tax Identification Number)

Number of Units: _______________________

Dollar Amount of Units (At $5.00 per Unit):  _______________________

SUBSCRIPTION ACCEPTED:

_________________________________DATE: ___________________

Wiley Area Development LLC d/b/a Tasty Equity

By: Chris Wiley

President

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